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                                                                   EXHIBIT 21.01


                        LIST OF REGISTRANT'S SUBSIDIARIES


                                                                                          Percentage Owned
Name                                      Jurisdiction of Organization                     by Registrant
----                                      ----------------------------                     -------------
Prism Data Warehouse Solutions Limited               England                                     100%

Prism Solutions Iberica S.L.                         Spain                                       100

Prism Solutions GmbH                                 Germany                                     100

Prism Solutions SARL                                 France                                      100

Prism Solutions Netherlands BV                       Holland                                     100

Prism Solutions Asia Pacific Pty Ltd.                Australia                                   100

Prism Solutions Asia Pacific Ltd.                    New Zealand                                 100

Prism Solutions Hong Kong Ltd.                       Hong Kong                                   100

Prism Solutions Singapore Ltd.                       Singapore                                   100

Prism Solutions Mexico                               Mexico                                      100

Prism Solutions Canada                               Canada                                      100